As filed with the Securities and Exchange Commission on September 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-1824804
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

301 Binney St., Suite 402

Cambridge, MA 02142

(617) 401-9975

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aoife Brennan, MB, BCh, BAO, MMSc

President and Chief Executive Officer

Synlogic, Inc.

301 Binney Street, Suite 402

Cambridge, MA 02142

(617) 401-9975

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communication sent to agent for service, should be sent to

Lewis J. Geffen, Esq. Daniel A. Bagliebter, Esq. Nishant M. Dharia, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-274421

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, for the sole purpose of increasing the aggregate offering price of shares of common stock, pre-funded warrants, common warrants and shares of common stock issuable upon exercise of the pre-funded warrants and common warrants to be offered by Synlogic, Inc., or the Registrant, by $6,200,000. The contents of the Registration Statement on Form S-1 (File No. 333-274421) filed by the Registrant with the Securities and Exchange Commission, or the Commission, pursuant to the Securities Act, or the Prior Registration Statement, which was declared effective by the Commission on September 28, 2023, including all exhibits to the Prior Registration Statement, are incorporated by reference into this Registration Statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fees table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description of Exhibit

5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1**	Consent of Independent Registered Public Accounting Firm

23.2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to Amendment No. 1 to the Registration Statement on Form S-1 of the Registrant (File No. 333-274421) and incorporated herein by reference)

107**	Filing Fee Table

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Commonwealth of Massachusetts, on September 28, 2023.

SYNLOGIC, INC.

By:	/s/ Aoife Brennan MB, BCh, BAO, MMSc
Name:	Aoife Brennan MB, BCh, BAO, MMSc
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aoife Brennan MB, BCh, BAO, MMSc Aoife Brennan MB, BCh, BAO, MMSc	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2023

/s/ Michael Jensen Michael Jensen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2023

* Peter Barrett	Chairman of the Board	September 28, 2023

* Michael Burgess	Director	September 28, 2023

* Michael Heffernan	Director	September 28, 2023

* Patricia Hurter	Director	September 28, 2023

* Lisa Kelly-Croswell	Director	September 28, 2023

* Nick Leschly	Director	September 28, 2023

* Edward Mathers	Director	September 28, 2023

* Richard P. Shea	Director	September 28, 2023

*By: /s/ Aoife Brennan MB, BCh, BAO, MMSc
Aoife Brennan MB, BCh, BAO, MMSc Attorney-in-fact